Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (hereafter referred to as the “Registration Statement”) of AIM Investment Funds (Invesco Investment Funds) of:

I.

our report dated December 23, 2022, relating to the financial statements and financial highlights of Invesco Emerging Markets Innovators Fund, which appear in AIM Investment Funds (Invesco Investment Funds)’s Annual Report on Form N-CSR for the year ended October 31, 2022; and

II.

our report dated December 27, 2022, relating to the consolidated financial statements and consolidated financial highlights of Invesco Developing Markets Fund, which appear in AIM Investment Funds (Invesco Investment Funds)’s Annual Report on Form N-CSR for the year ended October 31, 2022.

We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Houston, Texas

March 16, 2023